UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2005
USG Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
125 South Franklin Street, Chicago, Illinois 60606-4678
(Address of Principal executive offices, including Zip Code)
(312) 606-4000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 8.01. Other Events
SIGNATURES
EXHIBIT INDEX
2006 Annual Management Incentive Program
Stock Compensation Program for Non-Employee Directors
Audit Committee/Pre-Approval Policy/Non-Audit Services

Item 1.01 Entry Into a Material Definitive Agreement.
     (a) On November 9, 2005, the Board of Directors (the Board) of USG Corporation (the Corporation) approved the Corporation’s 2006 Annual Management Incentive Program (the Program). No awards have been granted under the Program and the Program remains subject to review and change by the Board.
     The Corporation’s executive officers and managers, with position values above a specified threshold, are eligible for annual incentive cash awards under the Program. Approximately 270 officers and managers are eligible to participate in the Program in 2006.
     Fifty percent of a Program participant’s target award is based on strategic focus targets, with an award adjustment factor ranging from 0.5 (after achieving the minimum threshold performance level) to 2.0 for maximum attainment. Fifty percent of the target award is based on corporate net earnings, subject to potential adjustments for certain significant non-operational charges. A percentage of earnings fund a pool from which awards based on corporate net earnings awards are paid. As earnings increase, the percent of earnings allocated to the pool decreases. Participants receive a share of earnings proportionate to their par award. There is no maximum award for this segment of the program. The Board’s Compensation Committee reviews strategic focus targets and corporate earnings attainments. In addition, a special award may be recommended for any Program participant or non-participant, other than an officer of the Corporation, who has made an extraordinary contribution to the Corporation’s welfare or earnings. The 2006 Program is substantially similar in operation to the 2005 Program.
     A copy of the 2006 Annual Management Incentive Program is filed herewith as exhibit 10.1 and is incorporated herein by reference.
     (b) On November 9, 2005, the Board also approved the final form of amendments to the Corporation’s Stock Compensation Program for Non-Employee Directors (the Program). The amended Program implements the equity portion of the revisions in the Corporation’s compensation program for non-employee directors previously approved on July 20, 2005. See Current Report on Form 8-K dated July 20, 2005 filed by the Corporation on July 22, 2005. The amendments bring the Program into compliance with the American Jobs Creation Act of 2004 and document the changes previously approved replacing the former annual grant of 500 common shares with an annual grant in the amount of $30,000, which may be taken either in cash or common stock. The first grant under the amended Program will be payable on July 1, 2006. Beginning with the annual grant payable in 2007, any non-employee director may elect to defer receipt of the award and have it treated as invested in stock of the Corporation until termination of director service.
     A copy of the Stock Compensation Program for Non-Employee Directors is filed herewith as exhibit 10.2 and is incorporated herein by reference.
Item 8.01. Other Events.
     On November 8, 2005, the Board’s Audit Committee approved changes to the Non Audit Services section of its Pre-Approval Policy. The changes reflect proposed rules from the Public Company Accounting Oversight Board on auditor independence.
     A copy of the Audit Committee’s Pre-Approval Policy is filed as exhibit 10.3 hereto and is incorporated herein by reference. The Policy is also posted at the Corporation’s website, www.usg.com, in the Investors Section.

Exhibit No.	Description

10.1	USG Corporation — 2006 Annual Management Incentive Program

10.2	USG Corporation — Stock Compensation Program for Non-Employee Directors

10.3	USG Corporation – Audit Committee / Pre-Approval Policy / Non-Audit Services

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
/s/ Stanley L. Ferguson
Date: November 14, 2005	Stanley L. Ferguson,
Executive Vice President & General Counsel

2

EXHIBIT INDEX

Exhibit No.	Description

10.1	USG Corporation — 2006 Annual Management Incentive Program

10.2	USG Corporation — Stock Compensation Program for Non-Employee Directors

10.3	USG Corporation – Audit Committee / Pre-Approval Policy / Non-Audit Services